By-Laws

                               of

                        Particle 4, Inc.

                            ARTICLE I

                    Meetings of Stockholders
Section 1. The annual meeting of the stockholders of this Corporation shall be held at the principal executive office of this Corporation, or at any other place, within or outside of the State of Nevada, specified by the Board of Directors. The annual meeting of the stockholders, after the year of incorporation, shall be held at the time and date in each year fixed by the Board of Directors. The meeting shall be held for the purpose of electing directors of this Corporation to serve during the ensuing year and for the transaction of such other business as may be brought before the meeting.
  At  least  ten  (10) days' written notice specifying  the  day, hour  and  place  when and where the annual  meeting  shall  be convened, shall be mailed in a United States Post Office addressed to each of the stockholders of record at the time of issuing the notice at his, her or its address last known as it appears on the books of this Corporation.
Section 2. Special meetings of the stockholders may be held at the office of this Corporation in the State of Nevada, or elsewhere, whenever called by the President, by the Board of Directors, or by a vote of or an instrument in writing signed by the holders of at least a majority of the issued and outstanding capital stock of this Corporation. At least ten (10) days' written notice specifying the day, hour and place when and there the annual meeting shall be convened, shall be mailed in a United States Post Office addressed to each of the stockholders of record at the time of issuing the notice at his, her or its address last known as it appears on the books of this Corporation.
Section 3. If all the stockholders of this Corporation shall waive notice of a meeting, no notice of such meeting shall be required, and whenever all of the stockholders shall meet in person or by proxy, such meeting shall be valid for all purposes, without call or notice, and at such meeting any corporate action may be taken.
  The written certificate of the officer or officers calling any meeting, setting forth the substance of the notice and the day, hour and place of the mailing of the same to the several stockholders, and the respective addresses to which the same were mailed shall be prima facie evidence of the manner and fact of the calling and giving of such notice.
  If the address of any stockholder does not appear upon the books of this Corporation, it will be sufficient to address any notice to such stockholder at the principal office of this Corporation.
Section 4. All business lawful to be transacted by the stockholders of this Corporation may be transacted at any special meeting or at any adjournment thereof. Only such business referred to in the notice calling such special meeting, however, shall be acted upon during such special meeting or adjournment, unless all of the outstanding capital stock of this Corporation is represented either in person or by proxy, in which case any lawful business may be transacted, and such meeting shall be valid for all purposes.
Section 5. At the stockholders' meetings, the holders of a majority of the entire issued and outstanding capital stock of this Corporation shall constitute a quorum for all purposes. If the holders of the amount of stock necessary to constitute a quorum shall fail to attend (at the time and place fixed by these By-Laws for any annual meeting, or fixed by a notice as provided above for any special meeting), either in person or by proxy, a majority in interest of the stockholders present in person or by proxy may adjourn from time-to-time without notice other than by announcement at the meeting, until holders of the amount of stock requisite to constitute a quorum shall attend. Any business that might have been transacted at the originally-called meeting may be transacted at any such adjourned meeting at which a quorum shall be present.
Section 6. At such meeting of the stockholders, every stockholder shall be entitled to vote in person or by his duly-authorized proxy appointed by instrument in writing subscribed by such stockholder of by his duly-authorized attorney. Each stockholder shall have one (1) vote for each share of stock standing registered in his, her or its name on the book of the Corporation, ten (10) days preceding the day of such meeting. The votes for directors, and upon demand by any stockholder, upon any question properly before the meeting, shall be by viva voce.
  At  each meeting of the stockholders, a full, true and complete
  list,   in  alphabetical  order,  indicating  all  stockholders
  entitled to vote at such meeting and the number of shares held by each such stockholder, certified by the Secretary of this Corporation, shall be furnished. The list shall be prepared at least ten (10) days before such meeting and shall be open to inspection by the stockholders, their agents or their proxies, at the place where such meeting is to be held, and for ten
  (10) days prior thereto. Only persons in whose names shares of stock are registered on the books of this Corporation for ten
  (10) days preceding the date of such meeting, as evidenced by the list of stockholders, shall be entitled to vote at such meeting. Proxies and powers-of-attorney to vote must be filed with the Secretary of this Corporation before an election or a meeting of the stockholders, or they cannot be used at such election or meeting.
Section 7. At each meeting of the stockholders, the polls shall be opened and closed; the proxies and ballots issued, received, and be taken in charge of, for the purpose of the meeting, and all questions touching the qualifications of voters and the validity of proxies, and the acceptance or rejection of votes, shall be decided by two inspectors. Such inspectors shall be appointed at the meeting by the presiding officer of the meeting.
Section 8. At the stockholders' meetings the regular order of business shall be as follows:

       Reading and approving the Minutes of previous meeting or meetings;

       Reports of the Board of Directors, President, Treasurer, and/or Secretary of this Corporation in the order listed;

       Reports of any Committee;

       Election of Directors;

       Unfinished business;

       New business;

       Adjournment.

                           ARTICLE II
                  Directors and Their Meetings
Section 1. The Board of Directors of this Corporation shall consist of no less than one (1) and no more than five (5) persons who shall be chosen by the stockholders at the annual meeting. Each Director shall hold office for one year, and until his or her successor is elected and qualified. The initial Board shall consist of five (5) Directors.
Section 2. When any vacancy occurs among the Directors as a result of death, resignation, disqualification or other cause, the stockholders, at any regular or special meeting, or at any adjourned meeting thereof, or the remaining Directors, if any, by the affirmative vote of a majority thereof, shall elect a successor to hold office for the unexpired portion of the term of the Director whose place shall have become vacant and until his or her successor is elected and qualified.
Section 3. The meeting of the Directors may be held at the principal office of this Corporation in the State of Nevada, or elsewhere, at such place or places as the Board of Directors may, from time-to-time, determine.
Section 4. Regular meetings of the Board of Directors shall be held as often as necessary. Notice of such regular meetings shall be mailed to each director by the Secretary at least three
  (3) days prior to the day fixed for such meeting. No regular meeting shall be held void or invalid if such notice is not given, provided that the meeting is held at the time and place fixed by these By-Laws for holding such regular meetings.
  Special meetings of the Board of Directors may be held on the call of the President or Secretary on at least three (3) days' notice by mail or telegraph.
  Any meeting of the Board, no matter where held, at which all of the members shall be present, even though without notice, or of which notice shall have been waived by all absent Directors, shall be valid for all purposes, provided a quorum shall be present, unless otherwise indicated in the notice calling the meeting or in the waiver of notice.
  Any and all business may be transacted at any regular or special meeting of the Board of Directors.
Section 5. A majority of the Directors in office shall constitute a quorum for the transaction of business. At any meeting at which less than a quorum is present, a majority of Directors present may vote to adjourn from time-to-time until a quorum shall be present; no notice of such adjournment shall be required. The Board of Directors may prescribe rules not in conflict with these By-Laws for the conduct of its business; provided, however, that in fixing salaries for officers of this Corporation, the unanimous action of all Directors shall be required.
Section 6. A Director need not be a stockholder of this Corporation.
Section 7. The Directors shall be allowed and paid all necessary expenses incurred in attending any meeting of the Board, but shall not receive any compensation for their services as directors until such time as this Corporation is able to declare and pay dividends on its capital stock.
Section 8. The Board of Directors shall make a report to the stockholders at annual meetings of the stockholders and shall, upon request, furnish a true copy of such report to each stockholder. The Board, in its discretion, may submit any contract or act for approval or ratification at any meeting of stockholders called for the purpose of considering any such contract or act, provided a quorum is present.
Section 9. The Board of Directors shall have the power from time-to-time to provide for the management of the offices of this Corporation in such manner as they see fit, and in particular, from time-to-time to delegate any of the powers of the Board in the course of the current business of this Corporation to any standing or special committee or to any officer or agent and to appoint any persons to be agents of this Corporation with such powers (including the power to sub-delegate), and upon such terms as may be deemed fit.
Section 10. At meetings of the Board of Directors, the regular order of business shall be as follows:

       Reading and approving the Minutes of previous meeting or meetings;

       Reports of Officers and Committee-members;

       Election of Officers;

       Unfinished business;

       New business;

       Adjournment.

                           ARTICLE III
                    Officers and Their Duties
Section 1. The officers of this Corporation shall consist of the President, the Secretary, and the Treasurer, each of whom shall be appointed by the Board of Directors. This Corporation may also have one or more Vice Presidents, Assistant Secretaries, or Assistant Treasurers. The Board of Directors may appoint other officers. The order of seniority of the Vice Presidents, if any such officers exist, shall be the order of their nomination unless otherwise determined by the Board of Directors. Any two or more of such offices may be held by the same individual. The Board of Directors shall designate one officer as the chief financial officer (CFO) of this Corporation. In the absence of such designation, the Treasurer shall be the CFO. The Board of Directors may appoint, and may empower the President to appoint, such other officers as the business of this Corporation may require. Each of these other officers shall have such authority and may perform such duties as are provided in these By-Laws or as the Board of Directors may determine from time-to-time. The salary and other compensation of officers shall be fixed from time-to-time by resolution or in the manner determined by the Board of Directors.
  Each officer of this Corporation shall hold office from the date elected to the date when his or her successor is elected; provided that all officers, as well as any employee or agent of this Corporation, may be removed at any time at the pleasure of the Board of Directors. Nothing in these By-Laws shall be construed as creating any kind of contractual right to employment with this Corporation. Any officer may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of this Corporation. Receipt of such notice, however, is without prejudice to the rights, if any, of this Corporation under any contract to which such officer is a party. Any such resignation shall take effect at the date of receipt or at such later time specified therein.
  Unless   otherwise  specified  therein,  acceptance   of   such
  resignation is not necessary for the resignation to become effective. A vacant office may be filled by vote of the Board of Directors, or the Board may vest an officer with the power to fill a vacant office.
Section 2. The President shall be the executive officer of this Corporation and shall have a duty to supervise, control and manage the day-to-day operation of this Corporation, subject only to directions from the Board of Directors with regard to the direction of this Corporation's affairs. The President shall have full power to execute any and all documents for and on behalf of this Corporation, including, but not limited to, entering into leases for real property, equipment, furniture, furnishings, hiring and firing all personnel, setting and establishing operational manuals and policies, entering into contracts necessary for the day-to-day operation of this Corporation, establishing lines of credit for this Corporation and accounts payable thereof; except when such powers have been specifically limited by the Board of Directors. The President shall also be a member and chairman of any Executive Committee that may be established; shall preside at all meetings of the Board of Directors and all meetings of stockholders; shall sign all Certificates of Stock issued by this Corporation; perform any and all other duties prescribed by the Board of Directors which can be performed during the normal work period.
Section 3. The Vice Presidents (if any such officers are appointed), in order of their seniority, may assume and perform the duties of the President in the absence or disability of the President, or at such times that the office of the President is vacant. The Vice Presidents shall have such titles, perform such other duties, and have such other powers as the Board of Directors, the President, or these By-Laws may designate from time-to-time.
Section 4. The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of this Corporation. The books of account shall at all reasonable times be open to inspection by any Director.
  The Treasurer shall deposit all moneys and other valuables in the name of and to the credit of this Corporation, with such depositories as may be designated by the Board of Directors. The Treasurer shall render to the President and the Directors, whenever they request, an account of all the Treasurer's transactions as Treasurer, and of the financial condition of this Corporation.
  The  Treasurer  shall be responsible for the establishment  and
  maintenance  of  accounting  and  other  systems  required   to
  control and account for the assets of this Corporation, and provide safeguards therefore; to collect information required for management purposes; and to perform such other duties, and to have such other powers, as the Board of Directors or the President may designate from time-to-time.
  The  President may direct any Assistant Treasurer to assume and
  perform  the  duties  of  the  Treasurer  in  the  absence   or
  disability of the Treasurer, and each Assistant Treasurer shall perform such other duties and have such other powers as the Board of Directors or the President may designate from time-to-time.
Section 5. The Secretary shall keep the minutes of all meetings of the Board of Directors, the stockholders, and the Executive Committee, if any, in books provided for such purpose. The Secretary shall attend to the giving and serving of all notices of this Corporation; may sign with the President or Vice President, in the name of this Corporation, all contracts authorized by the Board of Directors or Executive Committee; shall affix the corporate seal of this Corporation thereto when so authorized by the Board of Directors or Executive Committee; shall have custody of the corporate seal; shall affix the corporate seal to all Certificates of Stock duly issued by this Corporation; shall have charge of the Stock Certificate Books, Transfer Books, Stock Ledgers and such other books and papers as the Board of Directors or Executive Committee may direct, all of which shall at all reasonable times be open to the examination of any Director upon application at the office of this Corporation during business hours; and shall, in general, perform all duties incident to the office of Secretary.
Section 6. The Board of Directors may appoint an Assistant Secretary who shall have such powers and perform such duties as may be prescribed by the Secretary or the Board of Directors.
Section   7.      Unless  otherwise  ordered  by  the  Board   of
  Directors, the President shall have full power and authority on behalf of this Corporation to attend and to act and vote at any meeting of the stockholders of any corporation in which this Corporation may hold stock. At such meetings, the President shall possess and may exercise any and all rights and powers incident to the ownership of such stock, and which, as the owner thereof, this Corporation might have possessed and exercised if present. The Board of Directors, by resolution, from time-to-time, may confer like powers on any person or persons in place of the President to represent this Corporation for the purposes in this section mentioned.

                           ARTICLE IV
                          Capital Stock
Section 1. The capital stock of this Corporation shall be issued in such manner, at such times, and upon such conditions as shall be prescribed by the Board of Directors.
Section 2. Ownership of stock in this Corporation shall be evidenced by Certificates of Stock in such forms as shall be prescribed by the Board of Directors, and shall be under the seal of this Corporation and signed by the President or Vice President and the Secretary or Assistant Secretary. No certificate shall be valid unless it is so signed.
  All Certificates shall be numbered consecutively. The name of the person owning the shares represented thereby with the number of such shares and the date of issue shall be entered upon the books of this Corporation.
  All certificates surrendered to this Corporation shall be canceled. No new certificate shall be issued until the former certificate for the same number of shares shall have been surrendered or canceled.
Section 3. No transfer of stock shall be valid as against this Corporation except on surrender and cancellation therefore, accompanied by an assignment or transfer by the owner, made either in person or under assignment, a new certificate shall be issued therefore.
  Whenever   any  transfer  shall  be  expressed  as   made   for
  collateral security and not absolutely, the same shall be expressed in the entry of said transfer on the books of this Corporation.
Section 4. The Board of Directors shall have power and authority to make all such rules and regulations not inconsistent herewith as it may deem expedient concerning the issue, transfer and registration of Certificates for shares of the capital stock of this Corporation. The Board of Directors may appoint a transfer agent and registrar of transfers, and may require all Certificates to bear the signature of such transfer agent and registrar of transfers.
Section 5. The Stock Transfer Books shall be closed for all meetings of the stockholders for the period of ten (10) days prior to such meetings, and shall be closed for the payment of dividends during such periods as may be fixed from time-to-time by the Board of Directors. During such periods, no stock shall be transferable.
Section 6. Any person or persons applying for a Certificate in lieu of one alleged to have been lost or destroyed shall make affidavit of affirmation of the fact, and shall deposit with this Corporation an affidavit. Whereupon, at the end of six months after the deposit of said affidavit and upon such person or persons giving bond of indemnity to this Corporation in an amount double the current value of the stock against any damage, loss, or inconvenience to this Corporation, which may or can arise in consequence of a new or duplicate Certificate being issued in lieu of the one lost or missing, the Board of Directors may cause to be issued to such person or persons a new Certificate, or a duplicate of the Certificate so lost or destroyed. The Board of Directors may, in its discretion, refuse to issue such new or duplicate Certificate save upon the order of some court having jurisdiction in such matter, anything herein to the contrary notwithstanding.
Section 7. All holders of stock of this Corporation are subject to the provisions of Article IX of these By-Laws.
Section 8. Each certificate evidencing ownership of stock in this Corporation shall contain the following endorsement upon its face so as to give notice to any transferee thereof:
"The shares of stock represented by this certificate are subject to all of the terms expressed in the Corporation's By-Laws, particularly those in Article IX that restrict the transfer or encumbrance of these shares. A copy of the By-Laws is on file at the Corporation's office."

                            ARTICLE V
                        Offices and Books
   Section 1.     The principal office of this Corporation, in
                        Nevada, shall be:
  2980 South Rainbow Boulevard, Suite 200-C, Las Vegas, NV 89129
Section 2. This Corporation may have a principal office in any other state or territory as the Board of Directors may designate.
Section 3. The Stock and Transfer Books and a copy of the By-Laws and Articles of Incorporation of this Corporation shall be kept at its principal office in the State of Nevada, for the inspection of all who are authorized or have the right to see the same, and for the transfer of stock. All other books of this Corporation shall be kept at such places as may be prescribed by the Board of Directors.

                           ARTICLE VI
                         Indemnification
Section 1. For purposes of this Article, "Indemnitee" shall mean each Director or Officer who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding (as hereinafter defined), by reason of the fact that he or she is or was a Director or Officer of this Corporation or is or was serving in any capacity at the request of this Corporation as a Director, Officer, employee, agent, partner, or fiduciary of, or in any other capacity for, another
  corporation,  partnership,  joint  venture,  trust,  or   other
  enterprise.  The  term "Proceeding" shall mean any  threatened,
  pending   or  completed  action  or  suit  (including,  without
  limitation, an action, suit or proceeding by or in the right of this Corporation), whether civil, criminal, administrative or investigative.
  Each Indemnitee shall be indemnified and held harmless by this Corporation for all actions taken by him or her, and for all omissions (regardless of the date of any such action or omission), to the fullest extent permitted by Nevada law, against all expense, liability and loss (including, without limitation, attorney fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding.
  Indemnification pursuant to this Section shall continue as to an Indemnitee who has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors and administrators.
  This Corporation may, by action of its Board of Directors, and to the extent provided in such action, indemnify employees and other persons as though they were Indemnitees.
  The rights to indemnification as provided in this Article shall be non-exclusive of any other rights that any person may have or hereafter acquire under an statute, provision of this Corporation's Articles of Incorporation or By-Laws, agreement, vote of stockholders or Directors, or otherwise.
Section 2. This Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a Director, Officer, employee or agent of this Corporation, or is or was serving at the request of this
  Corporation   in   such   capacity  for  another   corporation,
  partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in such capacity, whether or not this Corporation has the authority to indemnify him or her against such liability and expenses.
  The other financial arrangements which may be made by this Corporation may include, but are not limited to, (a) creating a  trust  fund;  (b) establishing a program of  self-insurance;
  (c) securing its obligation of indemnification by granting a security interest or other lien on any of this Corporation's assets, and (d) establishing a letter of credit, guarantee or surety. No financial arrangement made pursuant to this section may provide protection for a person adjudged by a court of
  competent   jurisdiction,  after  exhaustion  of  all   appeals
  therefrom, to be liable for intentional misconduct,  fraud,  or a knowing violation of law, except with respect to advancing expenses or indemnification ordered by a court.
  Any insurance or other financial arrangement made on behalf  of a person pursuant to this section may be provided by this Corporation or any other person approved by the Board of
  Directors, even if all or part of the other person's stock or other securities is owned by this Corporation. In the absence of fraud:
  the  decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section, and the choice of the person to provide the insurance or other financial arrangement is conclusive; and
  the insurance or other financial arrangement
v    is not void or voidable; and
v     does  not  subject any Director approving  it  to  personal liability for his action,
v     even  if  a  Director  approving  the  insurance  or  other financial arrangement is a beneficiary of the insurance or other financial arrangement.
Section  3.      The  provisions  of  this  Article  relating  to
  indemnification  shall  constitute  a  contract  between   this
  Corporation and each of its Directors and Officers, which may be modified as to any Director or Officer only with that person's
  consent   or   as   specifically  provided  in  this   section.
  Notwithstanding any other provision of the By-Laws relating to their amendment generally, any repeal or amendment of this Article which is adverse to any Director or Officer shall apply to such Director or Officer only on a prospective basis and shall not limit the rights of an Indemnitee to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these By-Laws, no repeal or amendment of these By-Laws shall affect any or all of this Article so as to limit or reduce the indemnification in any manner unless adopted by (a) the unanimous vote of the Directors of this Corporation then serving, or (b) the stockholders as set forth in ARTICLE VIII hereof; provided that no such amendment shall have retroactive effect inconsistent with the preceding sentence.
Section 4. References in this Article to Nevada law or to any provision thereof shall be to such law as it existed on the date these By-Laws were adopted or as such law thereafter may be changed; provided that (a) in the case of any change which expands the liability of an Indemnitee or limits the indemnification rights or the rights to advancement of expenses which this Corporation may provide, the rights to limited liability, to indemnification and to the advancement of expenses provided in this Corporation's Articles of Incorporation, these By-Laws, or both shall continue as theretofore to the extent permitted by law; and (b) if such change permits this Corporation, without the requirement of any further action by stockholders or Directors, to limit further the liability of Indemnitees or to provide broader indemnification rights or rights to the advancement of expenses than this Corporation was permitted to provide prior to such change, liability thereupon shall be so limited and the rights to indemnification and advancement of expenses shall be so broadened to the extent permitted by law.

                           ARTICLE VII
                          Miscellaneous
Section 1. The Board of Directors shall have power to reserve over and above the capital stock paid in, such an amount in its discretion, as it may deem advisable, to fix as a reserve fund,
  and   may,  from  time-to-time,  declare  dividends  from   the
  accumulated profits of this Corporation in excess of the amounts so reserved and pay the same to the stockholders of this
  Corporation, and may also, if it deems the same advisable, declare stock dividends of the unissued capital stock of this Corporation.
Section 2. No agreement, contract or obligation (other than checks in payment of indebtedness incurred by authority of the Board of Directors) involving the payment of moneys or the credit of this Corporation of more than FIVE THOUSAND DOLLARS ($5,000), shall be made without the authority of the Board of Directors or of the Executive Committee, if any.
Section   3.      Unless  otherwise  ordered  by  the  Board   of
  Directors, all agreements and contracts shall be signed by the President and the Secretary in the name and on behalf of this Corporation, and shall have the Corporate Seal attached thereto.
Section 4. All moneys of this Corporation shall be deposited when and as received by the Treasurer in such bank or banks or other depository as may from time-to-time be designated by the Board of Directors, and such deposits shall be made in the name of this Corporation.
Section 5. No note, draft, acceptance, endorsement or other evidence of indebtedness shall be valid against this Corporation unless the same shall be signed by the President or Vice President and attested by the Secretary or an Assistant Secretary, or signed by the Treasurer or an Assistant Treasurer and countersigned by the President, Vice President or Secretary, except that the Treasurer or an Assistant Treasurer may, without countersignature, make endorsements for deposit to the credit of this Corporation in all its duly authorized depositories.
Section 6. No loan or advance of money shall be made by this Corporation to any stockholder or Officer therein, unless the Board of Directors shall otherwise authorize.
Section 7. No Director or Officer of this Corporation shall be entitled to any salary or compensation for any services
  performed   for  this  Corporation,  unless  such   salary   or
  compensation shall be fixed by resolution of the Board of Directors, adopted by the unanimous vote of all the Directors voting in favor thereof.
Section   8.      This  Corporation  may  take,  acquire,   hold,
  mortgage, sell or otherwise deal in stocks, bonds or other securities of any other Corporation, if and as often as the Board of Directors shall so elect.
Section 9. The Directors shall have the power to authorize and cause to be executed, mortgages and liens, without limit as to amount, upon the property and franchise of this Corporation. Pursuant to affirmative vote, either in person or by proxy, of the holders of a majority of the capital stock issued and outstanding, the Directors shall have the authority to dispose in any manner of the whole property of this Corporation.
Section 10. This Corporation shall have a Corporate Seal, the design thereof being as follows:
















                          ARTICLE VIII
                      Amendment of By-Laws

Section 1. Amendments and changes of these By-Laws may be made at any regular or special meeting of the Board of Directors by a vote of not less than all of the entire Board, or may be made by a vote of, or a consent in writing by the holders of a majority of the issued and outstanding capital stock.

                           ARTICLE IX
               Restrictions on Transfers of Stock

Section 1 Restrictions

     Section 1.1 No stock of this Corporation shall be transferred on the books of this Corporation unless in compliance with the terms of this Article.
Section 1.2 Except as otherwise provided below, a shareholder is hereby prohibited from making a voluntary sale, transfer, assignment, hypothecation, gift, or any other alienation of any share or shares in this Corporation, or any right or interest therein; nor shall a shareholder allow any such share or shares to become subject to an involuntary transfer by order of a court, sale upon execution of a judgment, appointment of a receiver or trustee in bankruptcy for a shareholder, or any other legal process resulting in a transfer of said shares.
Section 1.3 In the event that a shareholder desires to make a prohibited voluntary transfer, or has been forced to subject his stock to a prohibited involuntary transfer, the shareholder shall be required to offer for sale to this Corporation all of his shares subject to such a prohibited transfer, at the price and upon the terms specified in this Article. This Corporation shall be notified of the offer by the shareholder in writing, and that shall constitute a notice of disposition of shares within the meaning of section 2 below.
Section 1.4 Any shares of stock of this Corporation shall be subject to the terms of this Article, and any holder hereof shall confirm in writing the holder's obligation to be bound by all of the terms, provision, options, and restrictions of this Article.

Section 2 Purchase of shares

     Section 2.1 Within a period of sixty (60) days following the delivery of such notice of disposition of shares, this Corporation shall notify the holder of such shares (the "Selling Shareholder") if it elects to purchase all or a portion of such shares.
Section 2.2 The occurrence of any event which would require transmission to this Corporation of a notice of disposition of shares shall immediately give rise to all options given herein to this Corporation and its shareholders to purchase such shares, and such options may be exercised without regard to whether any notice of disposition of shares is in fact given by the Selling
Shareholder. The period under section 2.1 above shall not, however, begin to run until this Corporation, through its officers or directors, shall have actual knowledge of such event.
Section 2.3 To the extent this Corporation elects not to purchase such shares or is legally prohibited from doing so, it shall, within the said sixty (60) day period, so notify all shareholders of record who own at least twenty percent (20%) of the outstanding stock of this Corporation (a "Qualified
Shareholder"). Any such shareholder may, within thirty (30) days after the service of such notice, elect to purchase any part or all of the stock so offered. Any Qualified Shareholder desiring to purchase said stock shall notify the Selling Shareholder in writing within the said thirty (30) day period. In the event more than one Qualified Shareholder desires to purchase said stock, those shares shall be prorated among them based upon their respective holdings in this Corporation.
Section 2.4    In the event this Corporation and all Qualified
Shareholders declines to purchase said stock, the holder may within a period of six months from the date of giving said notice sell or transfer said stock as he or she may see fit. The person or persons acquiring said stock shall hold it subject to all the terms, conditions and options contained in this Article. If no transfer is made within the six month period, no further disposition of said stock may be made without again giving the notice and providing the option to this Corporation as set forth herein.
Section 2.5 The purchase price and terms of any purchase under this Article shall be as set forth in sections 6 and 7 below.

Section 3 Notwithstanding the above provisions, a shareholder may make a lifetime gift of his stock, whether in trust or outright, to another shareholder, his parents, or his children or their issue. Any such gift to a minor shall be subject to the condition that the same be affirmed by such minor upon attaining the age of majority and, if not affirmed by a letter in writing to this Corporation within sixty (60) days after such minor attains majority, such stock shall be subject to the purchase option provisions set forth above as if a notice of disposition had been given on the last day of said period for affirmance, except as limited by section 9 below.
Section 4 No provision in this Article shall prevent any shareholder from pledging his shares as security for a debt or obligation, but such pledge shall provide that in the event of foreclosure, the person acquiring such shares shall be subject to the terms and conditions of this Article. A foreclosure shall be deemed to constitute notice from the purchaser thereof to this Corporation of a disposition of the stock under section 2 above.
The options thereupon given this Corporation under the terms of section 2 above shall apply to all foreclosed shares.

Section 5 Death of a Shareholder

     Section 5.1 Upon the death of a shareholder, the personal representative of his estate, trustee of his living trust, or other successor-in-interest to his shares, shall within thirty
          (30) days of the date of the death notify this Corporation of such death and deliver to this Corporation proof of its authority to act as the successor-in-interest to the deceased shareholder.
Section 5.2 Upon receipt of the notification of death, this Corporation shall within sixty (60) days purchase the stock of the deceased shareholder from the successor-in-interest of the deceased shareholder according to the provisions of sections 6 and 7 below.

Section 6 Purchase Price

     Section 6.1 At least annually, at the annual meeting of this Corporation or as otherwise mutually agreed, the shareholders shall determine by unanimous agreement a total value to be placed upon all outstanding stock of this Corporation.
Section 6.2 The total value of this Corporation's stock shall be divided by the number of outstanding shares of stock of this Corporation at the date a notice of disposition is delivered.
This value shall be used to calculate the total value of shares offered by the Selling Shareholder.
Section 6.3 If, at the time a notice of disposition is delivered, more than one year has elapsed since the base value was last determined, the base value shall be the last agreed value or the net book value of this Corporation determined in accordance with generally accepted accounting principles, whichever is higher.

Section 7 Purchase Terms

     Section 7.1 The down payment shall be five percent (5%) of the total purchase price. The down payment shall be in cash at the time notification is made by the purchaser of his or her election to purchase, or upon determination of the total purchase price under the provisions of this Article, whichever is later.
Section 7.2 The balance of the purchase price shall be represented by a promissory note of the purchaser or purchasers payable in equal annual installments on the anniversary date of the payment of the down payment.
Section 7.3 Such promissory note shall be non-negotiable in form and shall bear interest at the prevailing prime rate for loans of similar duration charged by the largest bank in the state of Nevada. Such interest shall be payable on the annual payment date of principal. The holder of such note shall have the right to declare the note due and payable in full in the event of a default in the making of any payment. In the event of the death of the maker of the note, the unpaid balance of that note shall become immediately due and payable at the election of the holder of the note.
Section 7.4 The Selling Shareholder shall, upon receiving the down payment and the note, if any, for the balance of the purchase price, endorse the certificates representing the shares being sold to the purchaser or purchasers of said shares.
Section 7.5 So long as no default occurs in making payments due under the note, the purchaser of the shares shall be entitled to receive all dividends thereon and shall be entitled to vote such shares.

Section 8 Life Insurance

     Section 8.1 This Corporation may, if it deems advisable in order to assure continuity in its management and policies, purchase life insurance policies in such amounts as it deems advisable upon the lives of any one or more of its shareholders, but shall not be obligated to do so. Should such insurance be purchased, the down payment to be made by reason of sale following the death of an insured shareholder shall be increased above the section 7 amount to the lesser of the agreed selling price as determined in section 6 and the actual amount of the life insurance proceeds.
Section 8.2 If this Corporation has purchased a life insurance policy for a shareholder who has sold his shares under the provisions of this Article during his lifetime, the coverage shall be continued by this Corporation during the period allowed for the installment payment of such shares. After final payment has been made, the Selling Shareholder may purchase from this Corporation any life insurance policies then in effect at their cash surrender values.

Section 9 Other Provisions

     Section 9.1 Time is of the essence in carrying out the terms of this Article. Each party, therefore, agrees to perform any acts herein required of such party and to execute and deliver any documents required to carry out the provisions of this Agreement promptly within the time periods herein described.
Section 9.2 Each shareholder agrees to insert in his will a direction and authorization to his executor to fulfill and comply with the provisions hereof.
Section 9.3 Notwithstanding any of the restrictions imposed above, this Corporation has the absolute right to refuse to record any transfer of stock where such refusal is necessary to maintain the Corporation's status, where that status is dependent upon the number or identity of this Corporation's shareholders, to preserve exemptions under federal or state security laws, or for any other reasonable purpose.
Section 9.4 The provisions of this Article shall extend to and be binding upon this Corporation, its successors and assigns, and to all shareholders, their personal representatives, heirs, legatees, and assigns.

KNOW ALL MEN BY THESE PRESENTS: That I, the undersigned, being the Directors of Particle 4, Inc., do hereby consent to the foregoing By-Laws and adopt the same as and for the By-Laws of Inc. IN WITNESS WHEREOF, we have hereunto set our hands this 23rd day of February, 2000.



/s/ J. E. Dhonau
J. E. Dhonau, Director

                           SIGNATURES

Pursuant  to  the  requirements of Section 12 of  the  Securities
Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                           Particle 4, Inc.

                           By: /s/ J. E. Dhonau
                              J. E. Dhonau, President